                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

            Dated: February 12, 2003


                                WAM Acquisition GP, Inc.
                                  for itself and as general partner of
                                  LIBERTY WANGER ASSET MANAGEMENT, L.P.



                              By:  /s/ Bruce H. Lauer
                                   ---------------------------------------------
                                       Bruce H. Lauer
                                       Senior Vice President and Secretary



                              LIBERTY ACORN TRUST



                              By:  /s/ Bruce H. Lauer
                                   ---------------------------------------------
                                       Bruce H. Lauer
                                       Vice President, Treasurer and
                                       Secretary





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